Exhibit 10.2

December 17, 2023

Holder of Warrants to Purchase Common Stock issued on May 8, 2023, as amended (999,670@$2.75)

Re: Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the private placement offering to be entered into on or about the date hereof (the “Offering”) by Actelis Networks, Inc. (the “Company”) of shares of its common stock (collectively, the “Shares”), par value $0.0001 per share (“Common Stock”)(or Common Stock equivalents), and warrants to purchase shares of Common Stock (the “Warrants,” and collectively with the Shares, the “Securities”).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of the Securities in the Offering (the “Purchase Commitment”), the Company hereby agrees to amend, effective on the date on which approval of the shareholders of the Company with respect to this Warrant Amendment (the “Shareholder Approval”) is received and deemed effective (the “Shareholder Approval Date”), the Holder’s existing warrants to purchase up to 999,670 shares of common Stock at an exercise price of $2.75 per share issued on May 8, 2023, as amended, and expiring on November 8, 2028 (collectively, the “Existing Warrants”), by reducing the Exercise Price (as defined therein) of the Existing Warrants to $1.18 per share (all Existing Warrants are immediately exercisable) (the “Warrant Amendment”).

The Warrant Amendment shall be effective, subject to the Shareholder Approval, closing the Offering and the satisfaction of the other terms and conditions referenced below, on the Shareholder Approval Date.

The Warrant Amendment is subject to the Shareholder Approval, the consummation of the Offering and the Holder’s satisfaction of the Purchase Commitment. In the event that (i) the Shareholder Approval is not obtained, (ii) the Offering is not consummated, or (iii) the Holder does not satisfy the Purchase Commitment, the Warrant Amendment shall be null and void and the provisions of the Existing Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendment in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein. In addition, the Company shall file prospectus supplement(s) to the applicable registration statement(s) in connection with the amendment hereunder upon on the Shareholder Approval Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACTELIS NETWORKS, INC.

By:
Name:
Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

[Signature Page to Warrant Amendment Agreement]